EXHIBIT 12.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the previously filed Registration Statement on Form S-8 (File No. 333-13008) pertaining to the VimpelCom 2000 Stock Option Plan of our report dated March 14, 2003, with respect to the consolidated financial statements of Open Joint Stock Company Vimpel-Communications, included in the Annual Report (Form 20-F) of Open Joint Stock Company Vimpel-Communications, for the year ended December 31, 2002.

Ernst & Young (CIS) Limited
Moscow, Russia
23 June 2003